EXHIBIT 99.1

[LOGO OMITTED]


          SAVVIS REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

  ACHIEVED 82% YEAR OVER YEAR AND 13% SEQUENTIAL GROWTH IN DIVERSIFIED MANAGED
     IP REVENUE GROSS MARGIN FOR YEAR RISES TO 31% VERSUS 3% FOR PRIOR YEAR

HERNDON, VA AND ST. LOUIS, MO, FEBRUARY 4, 2003 -- SAVVIS Communications Corporation (NASDAQ: SVVS), a global managed IP and managed hosting services provider, today announced results for the fourth quarter and full year ended December 31, 2002.

For the year ended December 31, 2002, SAVVIS reported consolidated revenues of $236.0 million versus $242.8 million for the prior year. Notwithstanding the slight decrease in revenues, gross margin for the year increased significantly, to $73.9 million or 31% of revenues in 2002, from $6.5 million or 3% of revenues for 2001, respectively. The Company's consolidated net income also increased, to $13.9 million for the year ended December 31, 2002 from a $(288.9) million loss for the prior year. Net income for 2002 included $97.9 million in gains from debt extinguishment. Net loss for 2001 included $89.6 million in charges for asset impairment.

Consolidated revenues for the quarter ending December 31, 2002 were $56.0 million versus $56.7 million for the prior quarter. SAVVIS' gross margin for the quarter was $20.2 million or 36% of revenues, up from $19.0 million or 34% of revenues for the third quarter. The Company's consolidated net income was $17.3 million for the quarter ended December 31, 2002 as opposed to a $(15.8) million loss in the prior quarter. Net income for the quarter ended December 31, 2002 includes a $39.6 million gain from debt extinguishment related to the previously announced settlement agreement with Winstar Communications.

Commenting on results for the year and fourth quarter, Rob McCormick, chairman and chief executive officer of SAVVIS, said, "We continue to have success in the financial services market as we expanded agreements with customers such as Morgan Stanley and Chicago Board Options Exchange. In addition, our strategy to diversify our non-financial services revenue base is showing strong results, and we have recently signed significant agreements with major companies such as Discovery Communications, Sun Chemical, and MedQuest. We have also experienced strong growth in our diversified managed IP business, which saw a 13% increase in the fourth quarter versus the third quarter. As a result, we continue to successfully shift the mix of services to higher margin products, with managed IP VPN and managed hosting now accounting for 91% of our total revenue."

GROWTH IN DIVERSIFIED REVENUE (1)

For the full year, diversified revenue rose to $61.0 million, from $56.6 million in the prior year. An 82% growth in Managed IP revenues was partially offset by a 43% decline in Internet access revenues resulting from price reductions for existing services as well as the loss of customers from the economic downturn. Revenue from Bridge, Reuters, and Moneyline Telerate for 2002 was $175.0 million, a 6% decrease from comparable revenue in 2001.

Diversified revenue for the quarter ended December 31, 2002 was $16.5 million, a $1.0 million or 6% increase versus the third quarter of 2002, principally due to strong growth in Managed IP VPN. The growth in diversified revenue helped offset a 4% decrease in revenue from Reuters and Moneyline Telerate for the quarter ended December 31, 2002.

OPERATIONAL HIGHLIGHTS

o Installs at the end of the fourth quarter 2002 increased 11% from the third quarter of 2002.

o Added 149 (net) new customers in the fourth quarter, including Discovery Communications, Sun Chemical, Morgan Stanley, MedQuest, Sunguard Data Systems, Firefly Capital, and Jordan's Furniture.

o Intel Online Services selected SAVVIS to deliver managed hosting services to IOS clients in the U.S., U.K., and Japan.

o    Managed Services accounted for over 86% of new contract values.

o Expanded SAVVIS' sales force to over 224 by adding 40 new salespeople during the fourth quarter.

FINANCIAL HIGHLIGHTS

o Attained a fifth consecutive quarter of positive Adjusted EBITDA(2). SAVVIS' Adjusted EBITDA for 2002 improved by $72.0 million to $6.1 million from an Adjusted EBITDA loss of $(65.9) million for 2001. SAVVIS' Adjusted EBITDA for the fourth quarter of 2002 was $2.2 million, unchanged from the third quarter of 2002.

o Continued to strengthen SAVVIS' balance sheet. At December 31, 2002, SAVVIS' debt to equity ratio was 0.85, versus 1.56 at September 30, 2002 and (1.66) at the prior year-end.

INDUSTRY RECOGNITION

o SAVVIS' core network performance was declared "picture perfect", achieving a 100-percent uptime rating and zero percent loss, in Network World magazine's Battle of the ISP Backbones study.

o Chairman and CEO Rob McCormick Named "Person of the Year" by Service Provider magazine.

o Boardwatch magazine awarded SAVVIS its Service Provider Excellence Award, recognizing SAVVIS' new Intelligent Hosting(SM) Area Network as the industry's most advanced virtualized architecture.

RECONCILIATION OF ADJUSTED EBITDA (AMOUNTS IN MILLIONS)



                                                                                                 ANNUAL
                                                            Q3 2002       Q4 2002          2001           2002
                                                            -------       -------          ----           ----
CONSOLIDATED NET INCOME (LOSS)                             $ (15.8)       $ 17.3         $ (288.9)        $ 13.9

PLUS ADJUSTMENTS AS FOLLOWS:

DEPRECIATION AND AMORTIZATION                                 13.2          16.0             88.1           60.6
INTEREST EXPENSE, NET                                          2.0           2.1             25.2           11.0
NON-CASH EQUITY-BASED COMPENSATION                             2.8           2.7             15.3           11.0
ASSET IMPAIRMENT                                                --           3.7             89.6            4.7
RESTRUCTURING CHARGES                                           --            --              4.8             --
GAIN ON EXTINGUISHMENT OF DEBT                                  --         (39.6)              --          (97.9)
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE             --            --               --            2.8
                                                           -------        ------          -------         ------

ADJUSTED EBITDA                                            $   2.2        $  2.2          $ (65.9)        $  6.1


SUPPLEMENTAL FINANCIAL DATA  (AMOUNTS IN MILLIONS, EXCEPT CUSTOMER COUNT)



                                                                                             ANNUAL
                                           Q3 2002             Q4 2002              2001                 2002
                                           --------            -------              ----                 ----
DIVERSIFIED REVENUES
         MANAGED IP                      $      9.0          $     10.2          $     18.8          $     34.3
         MANAGED HOSTING                        1.8                 1.7                 7.0                 7.0
         INTERNET ACCESS                        3.8                 3.8                29.0                16.5
         OTHER                                  0.9                 0.8                 1.8                 3.2
                                         ----------          ----------          ----------          ----------
SUBTOTAL                                 $     15.5          $     16.5          $     56.6          $     61.0

BRIDGE                                           --                  --          $    140.6          $      2.5
REUTERS SA                                     23.7                22.8                30.1               102.2
MONEYLINE TELERATE                             17.5                16.7                15.5                70.3
                                         ----------          ----------          ----------          ----------
SUBTOTAL                                 $     41.2          $     39.5          $    186.2          $    175.0

TOTAL REVENUES                           $     56.7          $     56.0          $    242.8          $    236.0

GROSS MARGIN                             $     19.0          $     20.2          $      6.5          $     73.9

TOTAL NUMBER OF CUSTOMERS                     1,747               1,896               1,487               1,896


------------------------
(1) Diversified revenue is revenue from customers other than Reuters, Moneyline Telerate, and Bridge.

(2) "Adjusted EBITDA" is consolidated earnings before interest, taxes, depreciation, amortization, non-cash equity-based compensation, gain on extinguishment of debt, cumulative effect of change in accounting principle, asset impairment and restructuring charges. We have included information concerning adjusted EBITDA because our management believes that in our industry such information is a relevant measurement of a company's financial performance and liquidity. The calculation of adjusted EBITDA is not specified by accounting principles generally accepted in the United States of America. Our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

ABOUT SAVVIS

SAVVIS Communications Corp. (NASDAQ: SVVS) is a global managed service provider that delivers IP VPNs, both private and public, and managed hosting services to businesses. SAVVIS targets the financial services industry and other enterprises with demanding network and hosting requirements such as legal, media, retail, professional services, and healthcare. Known as The Network that Powers Wall StreetSM. SAVVIS connects to more than 4,700 financial institutions worldwide and provides a portfolio of services via Financial XchangeSM. Its customer base is 30% financial services, with 80% of its revenue derived from Managed IP VPNs.

SAVVIS' IP VPNs were named Product of the Year by the editors of Network Magazine, surpassing well-known VPN providers such as AT&T, WorldCom, Sprint and Genuity. The company was ranked No. 53 in Deloitte & Touche's 2002 Fast 500 ranking of the fastest-growing technology companies in the U.S, and was awarded Frost & Sullivan's 2002 Market Engineering Award for Product Differentiation Innovation for its managed hosting services.

For more information about SAVVIS' Intelligent IP NetworkSM and managed hosting solutions, visit: http://www.savvis.net.

FINANCIAL TABLES TO FOLLOW.

A copy of this release and associated tables may be found on the Internet at www.savvis.net. The quarterly earnings conference call will take place on February 4, 2003 at 4:30 p.m. (Eastern) and will be broadcast live over the Internet at http://www.savvis.net/company/investors/index.html. Investors should then click on the Conference Calls section. Dial-in numbers for the conference call are (domestic) 800-857-3797 and (international) 212-547-0460. The password is "SAVVIS NEWS" and the conference leader is Nancy Lysinger. To listen to the replay (until February 11,2003) dial (domestic) 800-925-2973 and (international) 402-220-4129. An audio version of the conference call is permanently available in the audio archives section at http://www.savvis.net/company/investors/index.html.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although SAVVIS believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from SAVVIS' expectations are set forth as risk factors in SAVVIS' SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission on March 29, 2002. Many of these factors are beyond SAVVIS' ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, SAVVIS claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. SAVVIS assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FOR MORE INFORMATION, INVESTORS CONTACT:

DAVID FREAR                         NANCY BRIDGMAN LYSINGER
EVP - CFO                           VP, TREASURER
703-234-8120                        703-234-8134
DAVID.FREAR@SAVVIS.NET              NANCY.LYSINGER@SAVVIS.NET
----------------------              -------------------------

FOR MORE INFORMATION, MEDIA CONTACT:

CARTER B. CROMLEY
DIRECTOR OF PUBLIC RELATIONS & ANALYST RELATIONS
SAVVIS COMMUNICATIONS
(703) 234-8000
CARTER.CROMLEY@SAVVIS.NET
-------------------------

                                      # # #

                        SAVVIS COMMUNICATIONS CORPORATION
         SELECTED CONDENSED CONSOLIDATED FINANCIAL AND OPERATIONAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                               THREE MONTHS ENDED DECEMBER 31,     TWELVE MONTHS ENDED DECEMBER 31,
                                                               -------------------------------     -------------------------------
                                                                    2002               2001             2002                2001
                                                               -------------     -------------     -------------     -------------
REVENUES:
    Managed IP                                                 $      46,867     $      55,349     $     193,789     $     197,231
    Internet Access                                                    4,186             6,950            17,964            30,694
    Managed Hosting                                                    4,087             3,313            18,590            10,772
    Other                                                                816             1,343             5,661             4,098
                                                               -------------     -------------     -------------     -------------
                         Total (1)                                    55,956            66,955           236,004           242,795
                                                               -------------     -------------     -------------     -------------

DATA COMMUNICATIONS AND OPERATIONS                                    35,800            47,040           162,078           236,336
                                                               -------------     -------------     -------------     -------------

GROSS MARGIN:                                                         20,156            19,915            73,926             6,459
GROSS MARGIN PERCENTAGE:                                                 36%               30%               31%                3%

OPERATING (INCOME) EXPENSES:
    Sales and Marketing                                               10,133             8,403            37,593            35,241
    General and Administrative                                         7,877             7,961            30,228            37,106
    Depreciation and Amortization                                     15,997            20,206            60,621            88,079
    Gain on extinguishment of debt                                   (39,574)                            (97,859)
    Asset Impairment                                                   3,684                --             4,684            89,633
    Restructuring charges                                                 --                --                --             4,821
    Non-cash Equity-based Compensation                                 2,705             5,311            10,952            15,254
                                                               -------------     -------------     -------------     -------------
           Total Operating (Income) Expenses                             822            41,881            46,219           270,134
                                                               -------------     -------------     -------------     -------------
           Income (Loss) from Operations                              19,334           (21,966)           27,707          (263,675)

    Interest Income                                                      338               117               665               782
    Interest Expense                                                  (2,388)           (5,917)          (11,668)          (26,003)
                                                               -------------     -------------     -------------     -------------
           Income (loss) before cumulative effect
           of change in accounting principle                          17,284           (27,766)           16,704          (288,896)

    Cumulative effect of change in accounting principle                   --                --            (2,772)               --
                                                               -------------     -------------     -------------     -------------

                         NET INCOME (LOSS)                     $      17,284     $     (27,766)    $      13,932     $    (288,896)

     Preferred Stock dividend and deemed dividend                     (7,757)               --           (74,498)               --
                                                               -------------     -------------     -------------     -------------

           INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS   $       9,527     $     (27,766)    $     (60,566)    $    (288,896)
                                                               =============     =============     =============     =============

BASIC INCOME (LOSS) PER SHARE BEFORE
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE            $        0.10     $       (0.30)    $       (0.62)    $       (3.10)
    Cumulative effect of change in accounting principle                   --                --             (0.03)               --
                                                               -------------     -------------     -------------     -------------
BASIC INCOME (LOSS) PER COMMON SHARE                           $        0.10     $       (0.30)    $       (0.65)    $       (3.10)
                                                               =============     =============     =============     =============
DILUTED INCOME (LOSS) PER COMMON SHARE                         $        0.05     $       (0.30)    $       (0.65)    $       (3.10)
                                                               =============     =============     =============     =============
OTHER DATA

   Basic shares used in calculating per
     share data                                                   93,691,457        93,252,433        93,558,891        93,113,823
                                                               =============     =============     =============     =============
   Diluted shares used in calculating per
     share data                                                  381,828,542        93,252,433        93,558,891        93,113,823
                                                               =============     =============     =============     =============
OTHER CONSOLIDATED OPERATING DATA:
   Consolidated Net income (loss)                              $      17,284     $     (27,766)    $      13,932     $    (288,896)
                                                               =============     =============     =============     =============
   Plus adjustments as follows:
   Depreciation and amortization                                      15,997            20,206            60,621            88,079
   Interest expense, net                                               2,050             5,800            11,003            25,221
   Non-cash Equity based compensation                                  2,705             5,311            10,952            15,254
   Asset impairment                                                    3,684                --             4,684            89,633
   Restructuring charges                                                  --                --                --             4,821
   Gain on extinguishment of debt                                    (39,574)               --           (97,859)               --
   Cumulative effect of change in accounting principle                    --                --             2,772                --
                                                               -------------     -------------     -------------     -------------

   Adjusted EBITDA (2)                                         $       2,146     $       3,551     $       6,105     $     (65,888)
                                                               =============     =============     =============     =============


                                                  DATA AS OF:
                                                  -----------
                                   DECEMBER 31,                 DECEMBER 31,
                                      2002                         2001
                                   ------------                 ------------


Number of customers                   1,896                        1,487

Number of employees                     825                          566


   (1) Revenue from affiliates was $22,771 and $35,911 for the three months ended December 31, 2002 and 2001, and $104,708 and $170,694 for the twelve months December 31, 2002 and 2001, respectively.

   (2) "Adjusted EBITDA" is consolidated earnings before interest, taxes, depreciation, amortization, non-cash equity-based compensation, gain on extinguishment of debt, cumulative effect of change in accounting principle, asset impairment and restructuring charges. We have included information concerning adjusted EBITDA because our management believes that in our industry such information is a relevant measurement of a company's financial performance and liquidity. The calculation of adjusted EBITDA is not specified by accounting principles generally accepted in the United States of America. Our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

                        SAVVIS COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)



                                                                             DECEMBER 31,            December 31,
                                                                                2002                    2001
                                                                              ---------              ---------
                            ASSETS


Cash and Cash Equivalents                                                     $  32,159              $  14,405
Trade Accounts Receivable, net (including affiliated parties)                    15,117                 27,271
Prepaid Expenses & Other                                                          3,810                  4,473
                                                                              ---------              ---------
    TOTAL CURRENT ASSETS                                                         51,086                 46,149
                                                                              ---------              ---------
Property & Equipment, net                                                       129,262                193,282
Goodwill & Intangibles, net                                                          --                  2,772
Restricted Cash                                                                   6,384                  4,062
Other Non-Current Assets                                                          9,742                  9,519
                                                                              ---------              ---------

              TOTAL                                                           $ 196,474              $ 255,784
                                                                              =========              =========

              LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)


Accounts Payable                                                              $  28,528              $  80,447
Other Accrued Liabilities & Deferred Revenue                                     15,469                 52,785
Due to Bridge Information Systems, Inc.                                              --                 23,326
Current Portion of Capital Lease Obligations                                      2,705                 45,800
Current Portion of Notes Payable                                                     --                 86,572
Current Portion of Convertible Senior Secured Notes                                  --                 60,112
                                                                              ---------              ---------
    TOTAL CURRENT LIABILITIES                                                    46,702                349,042
                                                                              ---------              ---------

Capital Lease Obligations, less Current Portion                                  62,444                 19,975
Notes Payable, less Current Portion                                                  --                 23,719
Deferred Revenue, less Current Portion                                               92                  6,865
Other Accrued Liabilities                                                        10,319                 12,769
                                                                              ---------              ---------
    TOTAL LIABILITIES                                                           119,557                412,370
                                                                              ---------              ---------

                    STOCKHOLDERS' EQUITY (DEFICIT)

Preferred Stock                                                                 217,006                     --
Common Stock                                                                        941                    940
Additional Paid-in
Capital                                                                         351,772                356,443
Accumulated Deficit                                                            (478,432)              (492,364)
Deferred Compensation                                                           (12,270)               (21,122)
Treasury Stock, at Cost                                                             (16)                   (19)
Cumulative Foreign Currency Translation Adjustment                               (2,084)                  (464)
                                                                              ---------              ---------
    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                         76,917               (156,586)
                                                                              ---------              ---------

              TOTAL                                                           $ 196,474              $ 255,784
                                                                              =========              =========


                        SAVVIS COMMUNICATIONS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)



                                                                                    TWELVE MONTHS ENDED DECEMBER 31,
                                                                                    --------------------------------
                                                                                      2002                  2001
                                                                                    ---------            ---------
OPERATING ACTIVITIES:
      NET INCOME (LOSS)                                                             $  13,932            $(288,896)
      RECONCILIATION OF NET INCOME (LOSS) TO NET CASH USED
         IN OPERATING ACTIVITIES:
         GAIN ON EXTINGUISHMENT OF DEBT                                               (97,859)                  --
         ASSET IMPAIRMENT                                                               4,684               89,633
         RESTRUCTURING CHARGES                                                             --                4,821
         DEFERRED FINANCING CHARGES                                                        --                3,845
         CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                            2,772                   --
         DEPRECIATION & AMORTIZATION                                                   60,621               88,079
         ACCRUED INTEREST                                                               8,794                2,612
         STOCK COMPENSATION EXPENSE                                                    10,952               15,254
         NET CHANGES IN OPERATING ASSETS AND LIABILITIES
               TRADE ACCOUNTS RECEIVABLE                                                1,266               16,642
               PREPAID EXPENSES & OTHER                                                   663                 (277)
               OTHER NON-CURRENT ASSETS                                                 2,273                 (126)
               ACCOUNTS PAYABLE                                                       (35,589)               8,291
               OTHER ACCRUED LIABILITIES & DEFERRED REVENUE                           (17,477)              18,216
                                                                                    ---------            ---------
               NET CASH USED IN OPERATING ACTIVITIES                                  (44,968)             (41,906)
                                                                                    ---------            ---------

INVESTING ACTIVITIES:
      CAPITAL EXPENDITURES                                                             (5,669)             (24,085)
                                                                                    ---------            ---------
               NET CASH USED IN INVESTING ACTIVITIES                                   (5,669)             (24,085)
                                                                                    ---------            ---------

FINANCING ACTIVITIES:
      EXERCISE OF STOCK OPTIONS                                                            54                   64
      ISSUANCE OF PREFERRED STOCK, NET OF ISSUE COSTS                                  97,161                   --
      PROCEEDS FROM CONVERTIBLE SENIOR SECURED NOTES                                       --               57,500
      PRINCIPAL PAYMENTS UNDER CAPITAL LEASE OBLIGATIONS                               (9,980)             (10,661)
      REPAYMENT OF  DEBT                                                              (14,297)                (202)
      FUNDING OF LETTERS OF CREDIT (RESTRICTED)                                        (2,322)               1,503
                                                                                    ---------            ---------
               NET CASH PROVIDED BY FINANCING ACTIVITIES                               70,616               48,204
                                                                                    ---------            ---------

      EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                     (2,225)                 (70)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   17,754              (17,857)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                         14,405               32,262
                                                                                    ---------            ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                            $  32,159            $  14,405
                                                                                    =========            =========
